Exhibit (a)

                           ARTICLES OF INCORPORATION
                                       OF
                          SHORT TERM INCOME FUND, INC.


          FIRST:  (1) the name of the incorporator is William Goodwin.

                  (2) The incorporator's post office address is 63 Wall Street, New York, New York 10005.

                  (3) The incorporator is over eighteen years of age.

                  (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

          SECOND: The name of the corporation (hereinafter celled the "Corporation") is Short Tern Income Fund, Inc.

         THIRD:  The purposes for which the Corporation is formed are:

                    (a) to conduct, operate and carry on the business of an
               investment company;

                    (b) to subscribe or, invest in, reinvest in, purchase or
               otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of notes, 'bills, bonds, debentures and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness issued or guaranteed as to principal and interest by the United States Government, or any agency or instrumentality thereof, any State or local government, or any agency or instrumentality thereof, or any other securities of any kind issued by any corporation or other issuer organized under the laws of the United States or any State,

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               territory or possession thereof or otherwise, to pay for the sane in cash or by the issue of stock, including treasury stock, bonds or notes or the Corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including and without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons,: firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said investments;

                    (c) to conduct research and investigations in respect of
               securities, organizations, business and general business and financial conditions in the United States of America and elsewhere for the purpose of obtaining information pertinent to the investment and employment of the assets of. the Corporation and to procure any or all of the foregoing to be done by others as independent contractors and to pay compensation therefor;

                    (d) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;

                    (e) to issue, sell, repurchase, redeem, retire, cancel,
               acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of Common Stock of the Corporation, including

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               shares of Common Stock of the Corporation in fractional
               denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of Common Stock of the Corporation, any funds or property-of the Corporation, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation;

                    (f) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments;

                    (g) to carry out all or any part o(pound) the foregoing
               purposes or objects as principal or agent, or in conjunction with any other person, firm, association, corporation or other entity, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons night or could do;

                    (h) to have and exercise all of the powers and privileges
               conferred by the laws of the State of Maryland upon corporations formed under the laws of such state; and

                    (i) to do any and all such further acts and things and to
               exercise any and all such further powers and privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the foregoing purposes.

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         The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the State of Maryland now or hereafter in effect, or impliedly by the reasonable construction of the- said laws.

         FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is 1300 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, in care of United States Corporation Company.

         The resident agent of the Corporation in the State of Maryland is United States Corporation Company, 1300 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201.

         FIFTH: The total number of shares of stock of all classes which the Corporation shall have authority to issue is One Billion (1,000,000,000) all of which shall be Common Stock having a par value of one mil ($.OO1) per share and an aggregate par value of One Million Dollars ($1,000,000). Such shares and the holders thereof shall be subject to the following provisions:

                    (a) Each holder of Common Stock of the Corporation, upon
               request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued to represent such shares) shall be entitled to require the Corporation to redeem, to the extent that the Corporation ma lawfully effect such redemption under the laws of the State of Maryland, all or any part of the shares of Common Stock standing in the name of such holder on the books of the Corporation at a price per share equal to the net asset value per share computed in accordance with Article NINTH hereof. Payment of the aggregate such price may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

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                    (b)(i) The Corporation shall be entitled but not required to redeem shares of Common Stock from any stockholder or stockholders, to the extent and at such times as the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable to prevent the Corporation from qualifying as a "personal holding company", within the meaning of the Internal Revenue Code of 1954, as amended from time to time. Notice of such redemption shall be given in accordance with subparagraph (iii) of this paragraph (b).

                    (ii) The Corporation shall be entitled to purchase shares of
               Common Stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of-Directors shall deem advisable, by agreement with the stockholder at a price not exceeding the net asset value per share computed in accordance with Article NINTH hereof.

                    (iii) If any purchase or redemption under subparagraph (i)
               of this paragraph (b) is upon notice, the notice shall be in writing personally delivered or deposited in the mail at least thirty days prior to such purchase or redemption. If mailed the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by certified or registered mail, postage prepaid. The price for shares acquired by the Corporation pursuant to subparagraph (i) of this paragraph (b) shall be paid in cash in an amount equal to the net asset value of such shares, computed in accordance with Article NINTH hereof.

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                    (c) Payment by the Corporation for shares of Common Stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the holders of Common Stock of the Corporation to redeem shares of Common Stock and may postpone the right of such holders to receive payment for any shares (i) for any period during which the New York Stock Exchange, Inc. is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange, Inc. is restricted, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto;
               (ii) for any period during which an emergency, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto, exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or as a result of which it is not reasonably practicable for the Corporation to fairly determine the value of its net assets; or (iii) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.


                    (d) For the purpose of allowing the net asset value per
               share of the Corporation's Common Stock to remain constant, the Corporation shall be entitled to declare, pay and credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation

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               policies) of the Corporation. If the amount so determined
               for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its shareholders in maintaining a constant net asset value per share, to redeem pro rata from all the shareholders of record at the time of such redemption (in proportion to their respective holdings of shares) such number of the Corporation's outstanding shares of Common Stock, or fractions thereof, as shall be required to permit the net asset value per share to remain constant.

                    (e) The right of any holder of Common Stock of the
               Corporation purchased or redeemed by the Corporation as provided in paragraphs (a), (b), or (d) of this Article FIFTH to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the purchase or redemption price of such shares from the Corporation or its designated agent and (ii) any dividend or distribution to which such holder has previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

                    (f) The Corporation may issue shares of Common Stock in
               fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of Common Stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, excluding, however, the right to receive a stock certificate representing such fractional shares.

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                    (g) In the absence of any specification as to the purpose
               for which such shares of Common Stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of authorized shares of Common Stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it.

                    (h) No holder of any shares of Common Stock of the
               Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any such shares which the Corporation shall issue or pro--pose to issue; and any and all of the shares of Common Stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion nay determine, without first offering same, or any thereof, to any said holder.

                    (i) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

          SIXTH: The number of directors of the Corporation, until such number shall be increased or decreased pursuant to the By-Laws of the Corporation, shall be two. The number of directors shall never be less than the number prescribed by the General Corporation Law of the State of Maryland and shall never be more than twenty. The names of the persons who shall act as directors of the Corporation until the first annual meeting or until their successors are duly chosen and qualify are as follows:

                       Joseph H. Reich
                       Oscar L. Tang

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          SEVENTH; The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders,

                    (a) The business and affairs of the Corporation shall be
               managed by the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power:

                    (1) to make, alter and repeal by-laws of the Corporation;

                    (2) to issue and sell, from time to time, shares of Common
               Stock of the Corporation in such amounts and on such terms and conditions, and for such amount and kind of consideration as the Board of Directors shall determine, provided that the consideration per share to be received by the Corporation shall be not less than the greater of the net asset value per share of Common Stock outstanding at such time computed in accordance with Article NINTH hereof or the par value thereof;

                    (3) from time to time to set apart out of any assets of the
               Corporation otherwise available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interests of the Corporation; and to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation; and

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                    (4) from time to time to determine to what extent and at
               what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect -any account or book or document o(pound) the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                    (b) Notwithstanding any provision of the General Corporation
               Law of the State of Maryland requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

                    (c) Any determination made in good faith and, so far as
               accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any investment owned or held by the Corporation, as


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               to the market value of any investment or fair value of any other asset of the Corporation, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases o-(pound) its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                    (d)- Except to the extent prohibited by the Investment
               Company Act of 1940, as amended, or rules, regulations or orders thereunder promulgated by the Securities and Exchange Commission or any successor thereto or by the By-Laws of the Corporation, a director, officer or employee of the Corporation shall not be disqualified by his position from dealing or contracting with the Corporation, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director, officer or employee or any firm of which any director, officer or employee is a member or any corporation of which any director, officer or employee is a stockholder, officer or director, is in any way interested in such transaction or contract; provided that in case a director, or a firm or corporation of which a director is a member, stockholder, officer or director is so interested, such fact shall be disclosed to or shall have been known by the Board of Directors or a majority thereof; and any director of the Corporation who is so interested, or who is a member, stockholder, officer or director

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               of such firm or corporation, may be counted in determining the existence of a quorum at any meeting of the Board o(pound) Directors of the Corporation which shall authorize any such transaction or contract, with like force and effect as if he were not such director, or member, stockholder, officer or director of such firm or corporation.

                    (e) Specifically and without limitation of the foregoing
               paragraph (d) but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts and other contracts, and nay otherwise do business, with the firm of Reich & Tang, Inc., and any parent, subsidiary or affiliate of such firm or any affiliate of any such affiliate, or the stockholders, directors, officers and employees thereof, notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers or employees of said firm and/or its parents, subsidiaries or affiliates and that officers of the Corporation may have been, be or become directors, officers, or employees of said firm and/or its parents, subsidiaries or affiliates, may deal freely with one another, and neither such management or advisory, underwriting, distribution or administration contracts nor any ether contract or transaction between the Corporation and such firm and/or its parents, subsidiaries or affiliates shall be invalidated or in any way affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or him under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would


                                      -12-

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               otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair to the Corporation at the time at which it was entered into.

          EIGHTH: (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in conjunction with such action, suit or proceedinq if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The terminiation of any action, suit or proceeding by judgement, order, settlement, onviction, or upon a plea of solo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he resonably belived to be in or not opposed to the best interests of the Corporation and, with respect to any crininal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2) The Corporation shall indemnify any person who was or is a party or i? threatened to be made a party to any threatened, pending or completed actior or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he
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acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to bo liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought, or a court of equity in the country in which the Corporation has its principal office, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     (3) To the extent that a director, officer, employee or agenct of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraohs (1) and (2) of this Article EIGHTH or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under paragraphs (1) and (2) of this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has not met the applicable standard of conduct set forth in such paragraphs. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders provided, however, that if there is neither a court determination on the merits that such director, officer, employee or agent is not liable in such action, suit or proceeding nor a court determination that such director, officer, employee or agent was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, then such determination shall be made by an independent legal counsel (other than a counsel who performs legal services for the Corporation, its investment adviser or principal underwriter, or persons affiliated with these persons).

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     (5) Expenses (including attorneys' fees) incurred in defending a civil or crininal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the Board of Directors in the specific case, upon receipt of an undertaking, secured by a surety bond or other insurance, by or on behalf of the director, officer, employee or agent reasonably assuring that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

     (6) The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against the liability under the provisions of these Articles of Incorporation or the general laws of the State of Maryland.

     (8) Nothing contained in this Article EIGHTH shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (9) For the purposes of this Article-EIGHTH, references to "the Corporation" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence

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had continued, would have had power and authority to indemnify its directors, officers, employees or agents as well as resulting or surviving corporation; so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation ss a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article EIGHTH with respect to the resulting or surviving corporation as he would have with respect to such a constituent corporation if its separate existence had continued.

         NINTH: For the purposes of the computation of net asset value referred to in these Articles of Incorporation, the following rules shall apply:

               (a) The net asset value of each share of Common Stock of the Corporation issued or sold at its net asset value shall be the net asset value per share of the Corporation's Common Stock when next determined as provided in paragraph (d) of this Article NINTH following acceptance by the Corporation of the subscription or other agreement with respect to the issue or sale of such share.

               (b) The net asset value of each share of Common Stock of the Corporation redeemed by the Corporation at the request of its holder shall be the net asset value per share of the Corporation's Common Stock when next determined as provided in paragraph (d) of this Article NINTH following the time the Corporation receives a request for redemption of such share, in good order with all appropriate documentation including stock certificates, if any, duly endorsed for transfer.

               (c) The net asset value of each share of Comnon Stock of the Corporation purchased or redeemed by it otherwise than upon request for redemption by its holder shall be the net asset value per share of the Corporation's Common Stock when next determined as provided in paragraph (d) of this Article NINTH following the Corporation's determination or

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
          agreement to purcahse or redeem such tshare, the expiration of any notice period and fulfillment of any other conditions precedent to such purchase or redemption, or such lower price per share as may be specified in the agreement, if any, with the stockholder for the purchase or redemtpion of his shares.


               (d) The net asset value of a share of Common Stock of the Corporation as at the time of a particular determination shall be the quotient obtained by dividing the value at such time of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its liabilities exclusive of capital stock and surplus) by the total number of shares of Common Stock outstanidng at such time, all determined and computed as provided in the Corporation's By-Laws.

               (e) The Corporation shall determine net asset value per share of its Common Stock on such days and at such times as prescribed by the rules and regulations of the Securities and Exchange Commission or any successor thereto. The Corporation may also determine such net asset vlue at other times.


               (f) The Corporation may suspend the determination of net asset value during any period when it may suspend the right of its stockholders to require the Corportion to redeem their shares.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained int hese Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation has adopted and signed these Articles of Incorporation for the purpose of forming the corporation described herein pursuant to the General Corporation Law of the State of Maryland and does hereby acknowledge that said adoption and signing are his act.

                                                 /s/ William Goodwin
                                                 --------------------
                                                 William Goodwin

Dated: August 21, 1979




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